STANDBY PURCHASE AGREEMENT

THIS STANDBY PURCHASE AGREEMENT (this "Agreement"), dated as of ________, 2008, is made by and among (i) Winthrop Realty Trust, an unincorporated association in the form of a real estate investment trust organized and existing under the laws of Ohio (the "Company"), (ii) Fairholme Capital Management, LLC, a Delaware limited liability Company (“FCM”), and (iii) Fairholme Associates L.P., a Delaware limited partnership (“Fairholme Associates”), Fairholme Partners L.P., a Delaware limited partnership (“Fairholme Partners”), Fairholme Ventures II LLC, a Delaware limited liability company (“Fairholme Ventures”) and Fairholme Holdings Ltd., a Bermuda corporation (“Fairholme Holdings” and collectively with Fairholme Associates, Fairholme Partners, Fairholme Ventures, “Fairholme”), and FUR Investors LLC, a Delaware limited liability company (“FUR” and collectively with Fairholme, the “Purchasers”, each a “Purchaser”). The Company and the Purchasers are sometimes referred to individually as a "Party" and, collectively, as the "Parties."

W I T N E S S E T H:

WHEREAS, the Company intends to undertake a rights offering (the "Rights Offering") pursuant to which the Company will offer to all of the holders of common shares of beneficial interest, par value $1.00 per share (the “Common Shares”) and holders of the Series B-1 Cumulative Redeemable Preferred Shares (the “Preferred Shares”) (the "Shareholders") rights (the "Rights") to purchase non transferable subscription rights to purchase up to 8,845,036 Common Shares (the "Offered Shares") for $____ per share (the “Per Share Purchase Price”);

WHEREAS, each Shareholder will receive one Right for every 10 Common Shares (including Common Shares underlying Preferred Shares) owned by such Shareholder;

WHEREAS, Shareholders that exercise all of the Rights distributed to them (the “Basic Subscription Right”) will be entitled to purchase additional Common Shares not subscribed for by other Shareholders pursuant to an oversubscription right that is more fully described in the Registration Statement (as defined below) (the “Oversubscription Right”);

WHEREAS, on January 23, 2008, the Company filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") covering the offering and sale of the Offered Shares to the Shareholders;

WHEREAS, the Company wishes to provide for the purchase and sale of the Standby Shares (as defined below) and to establish certain rights and obligations in connection therewith; and

WHEREAS, FCM is either general partner, the managing member or investment manager of each of Fairholme Associates, Fairholme Partners, Fairholme Ventures and Fairholme Holdings.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

ARTICLE I

ISSUANCE AND SALE OF SHARES

1.1 Issuance, Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to FUR, and FUR agrees to purchase from the Company, at the Per Share Purchase Price, a number of newly issued Common Shares equal to 25% of the first 5,800,000 Common Shares not otherwise subscribed for by Shareholders pursuant to the Basic Subscription Right and the Oversubscription Right (the “Split Shortfall Shares”) plus all Common Shares in excess of the Split Shortfall Shares (if any) not otherwise subscribed for by Shareholders pursuant to the Basic Subscription Right and the Oversubscription Right.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth, the Company agrees to sell to Fairholme, and Fairholme agrees to purchase from the Company, at the Per Share Purchase Price, a number of newly issued Common Shares equal to 75% of the Split Shortfall Shares.

1.2 Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article V of this Agreement, the closing of the purchase and sale of the Standby Shares (the "Closing") shall take place simultaneously with the closing of the sale of the Common Shares pursuant to the Rights Offering.

1.3 Deliveries. At the Closing (i) the Company shall deliver to the Purchasers (A) certificates registered in the name of the Purchasers, representing the Standby Shares purchased by the Purchasers hereunder and (B) the Standby Commitment Fee (as defined below in Section 1.4 hereof) and (ii) each Purchaser shall deliver to the Company the aggregate purchase price for the Standby Shares equal to the product of (A) the number of Standby Shares to be acquired by such Purchaser and (B) the Per Share Purchase Price, which shall be paid by such Purchaser to the Company via wire transfer of immediately available funds to an account designated in writing by the Company at least two Business Days prior to the Closing Date. Certificates for the Standby Shares shall be registered in such names and in such denominations as each Purchaser may request not less than two Business Days prior to the Closing Date.

1.4 Standby Commitment Fee. As compensation to Fairholme for agreeing and satisfying its commitment to purchase the Standby Shares, the Company agrees to pay FCM a cash fee of $_______, payable at Closing (the “Standby Commitment Fee”).

1.5 Ownership Limitation Waiver. The Company shall, prior to the Closing, take all actions necessary to waive its ownership limitation set forth in Article VI, Section 6 of the Company’s by-laws to the extent necessary to allow each Purchaser to purchase the Standby Shares (the “Ownership Waiver”).

1.6 Registration of Standby Shares. The Standby Shares shall be registered for issuance by the Company under the Securities Act under the Registration Statement. If Fairholme shall at any time after acquiring Standby Shares become or is deemed to be an “affiliate” of the Company as such term is used in Rule 144 under the Securities Act (an “Affiliate”), the Company shall as soon as practicable, upon request, register such shares for resale by Fairholme and any assignee thereof (a “Reseller”). The Company shall make a prospectus available for use by any Reseller and shall keep the related registration statement effective for at least three months following the time that Fairholme shall thereafter cease to be such an Affiliate of the Company. All fees, costs and expenses (including legal and accounting fees and expenses and printing expenses) shall be borne solely by the Company. The Company and each selling shareholder named in any such prospectus shall each give representations, warranties and covenants, and indemnities, to each other as are customary in connection with such registration.

1.7 Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Section 8.1 hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers that the statements contained in this Article II are true and correct as of the date hereof and will be true and correct as of the Closing as though made as of the Closing.

2.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned, operated or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect.

2.2 Due Authorization. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the issuance, sale and delivery of the Standby Shares and the consummation by the Company of the transactions contemplated hereby (a) are within the corporate power and authority of the Company and (b) have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the each of the Purchasers of this Agreement, this Agreement constitutes valid and binding obligation of the Company enforceable against it in accordance with its respective terms, except (x) as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (y) as rights to indemnity and contribution hereunder may be limited by Federal or state securities law and/or public policy. The Standby Shares, when issued and delivered in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

2.3 SEC Reports. The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2007. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing Date) are referred to herein as the "SEC Reports." The SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

2.4 Financial Statements. Each of the financial statements (including, in each case, any related notes and schedules) included or to be included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited interim financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments.

2.5 Rights Offering Registration Statement. The Registration Statement and the prospectus including within the Registration Statement (the “Prospectus”) (and any amendment thereof or supplement thereto, including any documents incorporated therein by reference) will comply, in all material respects, with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder. The Registration Statement (and any amendment thereto, including any documents incorporated therein by reference) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus (and any supplement thereto) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.6 No Conflicts. The execution and delivery of this Agreement, the issuance and delivery of the Standby Shares and the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with terms of this Agreement do not and will not result in any violation of the Amended and Restated Declaration of Trust or by-laws or other organizational documents of the Company or any of its subsidiaries, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change of control under, require the payment of a penalty or increase fees under, or result in the creation or imposition of any mortgage, right of first refusal, claim, license, limitation in voting rights, security interest, pledge, lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound or to which any of its or their properties may be subject or (B) any existing applicable Law or Order to which the Company or any of its subsidiaries is subject, except, in the case of (A) and (B) above, where such conflicts, breaches or defaults or liens, charges or encumbrances, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

2.7 No Consents. No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act and the securities or blue sky laws of the various states), is required for the consummation by the Company of the transactions contemplated by this Agreement.

2.8 No Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries, any Company employee benefit plan or any of their assets, properties or rights that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. There are no material judgments, orders, settlements or decrees outstanding against the Company or any of its subsidiaries. Except as disclosed in the SEC Reports, no officer or director of the Company is a defendant in any action, suit, proceeding, claim or arbitration or, to the knowledge of the Company, the subject of any investigation commenced by any Governmental Entity, with respect to the performance of his or her duties as an officer and/or director of the Company.

2.9 No Undisclosed Liabilities. Except as disclosed in the SEC Reports, the Company and its subsidiaries do not have any liabilities (whether accrued, absolute, contingent or otherwise), except for liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

2.10 Material Non-Public Information. To the Company’s knowledge, neither Purchaser is in possession of any material non-public information that has not, or will not, be disclosed in the Company’s SEC Reports or the Prospectus.

2.11 Certain Fees. No fees or commissions, other than the Standby Commitment Fee, are or will be payable by the Company or any of its Affiliates to brokers, finders, or investment bankers with respect to the sale of any of the Standby Shares or the consummation of the transaction contemplated by this Agreement. The Company agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Company or any of its Affiliates or alleged to have been incurred by Company or any of its Affiliates, in connection with the sale of the Standby Shares or the consummation of the transactions contemplated by this Agreement.

2.12 REIT Status. The Company has, for each taxable year during which the Company was in existence, met all the requirements of the Internal Revenue Code of 1986, as amended, to qualify as a real estate investment trust.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, as to itself only, represents and warrants to the Company that the statements contained in this Article III are true and correct as of the date hereof and will be true and correct as of the Closing as though made as of the Closing:

3.1 Organization. Such Purchaser is a limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite limited liability or limited partnership power and authority to carry on its business as it is now being conducted.

3.2 Due Authorization. Such Purchaser has the requisite limited liability company or limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and the execution and delivery by such Purchaser of this Agreement, the purchase of the Standby Shares and the consummation of the transactions contemplated hereby (a) are within the limited liability company or limited partnership power and authority of such Purchaser and (b) have been duly authorized by all necessary limited liability company action of such Purchaser. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except (x) as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (y) as rights to indemnity and contribution hereunder may be limited by Federal or state securities law and/or public policy.

3.3 No Conflicts. The execution, delivery and performance of this Agreement by such Purchaser, the purchase of the Standby Shares and the consummation by such Purchaser of the other transactions contemplated by this Agreement and the compliance by such Purchaser with the terms of this Agreement do not and will not result in any violation of the operating agreement or limited liability company or limited partnership agreement, as applicable, or other applicable organizational documents of such Purchaser, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Purchaser under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which such Purchaser is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable Law or Order to which such Purchaser is subject, except, in the case of (A) and (B) above, where such conflicts, breaches or defaults or liens, charges or encumbrances, individually and in the aggregate, would not have or reasonably be expected to result in a material adverse effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement.

3.4 Non-reliance Regarding Tax Consequences. Such Purchaser understands that such Purchaser shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.5 No Consent. No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act and the securities or blue sky laws of the various states) is required for the purchase of the Standby Shares to be purchased by such Purchaser hereunder and the consummation by such Purchaser of the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

4.1 Consents, Approvals and Filings. Subject to the terms of this Agreement, the Company and each Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, desirable or advisable to obtain and make all consents, approvals and filings required to be obtained or made by the Company or such Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.2 Further Assurances. At any time or from time to time after the date of this Agreement, the Company, on the one hand, and each Purchaser, as to itself, on the other hand, agree to cooperate with each other, and at the request of the other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the Parties hereunder.

4.3 Basic Subscription Right. Each Purchaser agrees to exercise its respective Basic Subscription Right in full in the Rights Offering and each Purchaser agrees that it shall not revoke such exercise and election unless it shall also have the right to terminate this Agreement pursuant to Article VI hereof.

4.4 Listing. The Company shall take all necessary actions such that all of the Standby Shares will be duly listed and admitted for trading on the New York Stock Exchange no later than the Closing.

4.5 Rights Offering. Subject to the right of the Company to terminate the Rights Offering and this Agreement in accordance with Section 6.1(d) hereof, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper, desirable or advisable to consummate the Rights Offering.

ARTICLE V

CONDITIONS

5.1 Conditions to Obligations of the Purchasers and the Company at the Closing. The obligations of each of the Purchasers to purchase from the Company, and the Company to sell to each of the Purchasers, the Standby Shares and to consummate the other transactions contemplated hereby are subject to the satisfaction (or waiver by each of the Purchasers and the Company) at or prior to the Closing Date of each of the following conditions:

(a) no preliminary or permanent injunction or other Order by any Governmental Authority which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect;

(b) no statute, rule, regulation or other Law shall have been enacted by any Governmental Authority which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

(c) any consents, filings and approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) the Company's failure to make or obtain such consents, filings and approvals would not have a Material Adverse Effect on the Company's ability to perform its obligations under this Agreement or (ii) any Purchaser's failure to obtain such consents, filings and approvals would not have a material adverse effect on such Purchaser's ability to perform its obligations under this Agreement; and

(d) the Rights Offering shall have been consummated.

5.2 Additional Conditions to Obligations of Each of the Purchasers at the Closing. The obligation of each Purchaser to purchase the Standby Shares and consummate the other transactions contemplated hereby shall be subject to the satisfaction or waiver by each of the Purchasers at or prior to the Closing Date of each of the following additional conditions:

(a) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing, as though made on and as of the Closing (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct, on and as of such earlier date, except for such failures to be true and correct which, individually or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by it on or prior to the Closing Date;

(c) from the date hereof through the Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

(d) the Company shall have delivered the certificates for the Standby Shares to the Purchasers;

(e) the Company shall have delivered to the Purchasers an officer's certificate certifying as to its compliance with the conditions set forth in clauses (a) and (b) of this Section 5.2;

(f) the Company shall have approved the Ownership Waiver, if applicable, and shall have delivered the Ownership Waiver Agreement to such Purchaser, duly executed by the Company;

(g) the Standby Shares shall have been registered for issuance under the Securities Act under the Registration Statement, which registration statement shall have been declared effective by the SEC and with respect to which there shall not have been any stop order issued by the SEC or other action enjoining the Company issuing and selling any securities thereunder.

(h) the Company shall have obtained approval for listing the Standby Shares on the New York Stock Exchange, subject to issuance, and the Company has not received any notice of delisting.

5.3 Additional Conditions to Obligations of the Company at the Closing. The obligations of the Company to issue and sell the Standby Shares and to consummate the other transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Company) at or prior to the Closing Date of each of the following additional conditions:

(a) the representations and warranties of each Purchaser set forth in this Agreement shall be true and correct as of the Closing, as though made on and as of the Closing [(except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct, on and as of such earlier date], except for such failures to be true and correct which, individually or in the aggregate, have not had and are not reasonably likely result in a material adverse effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement; and

(b) each Purchaser shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by it on or prior to the Closing Date;

(c) each Purchaser shall have delivered the following to the Company:

(i) the purchase price payable for the Standby Shares which such Purchaser is acquiring;

(ii) an officer's certificate certifying as to such Purchaser's compliance with the conditions set forth in clauses (a) and (b) of this Section 5.3; and

(iii) the Ownership Waiver Agreement, duly executed by such Purchaser.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated at any time:

(a) by the Company with the consent of the Purchasers;

(b) by the Company (i) upon a breach of any covenant or agreement on the part of the Purchasers set forth in this Agreement or if any representation or warranty of the Purchasers set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 5.3(a) or 5.3(b) would not be satisfied; or (ii) if any condition to the Company's obligations to close at the Closing set forth in Article V has not been satisfied as of the Closing or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition;

(c) by any Purchaser: (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 5.2(a) or 5.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that such Terminating Company Breach shall not have been cured by the earlier of (x) the Closing Date or, (y) within 10 days after written notice of such Terminating Company Breach is given to the Company by the Purchasers; or (ii) if any condition to the Purchasers’ obligation to close set forth in Article V has not been satisfied as of the Closing, or satisfaction of such a condition is or becomes impossible (other than because of the failure of any Purchaser to comply with its obligations under this Agreement), and, in each case, the Purchasers have not waived such breach or condition;

(d) by the Company at any time if the Board of Trustees of the Company elects to withdraw the Rights Offering for any reason; and

(e) without action on the part of any party, in the event the Closing has not occurred by June 30, 2008.

6.2 Effect of Termination. If this Agreement is terminated pursuant to the provisions of Section 6.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company or any Purchaser or their respective directors, officers, employees, agents or representatives; provided, that in the case of a termination of this agreement that results from a Terminating Company Breach, the Company shall pay the Commitment Fee to Fairholme.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification.

(a) The Company shall indemnify and hold harmless each of the Purchasers and each of their respective directors, officers, employees, partners, limited partners, members, agents, representatives, affiliates and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, demands, damages, liabilities, costs and expenses (including reasonable attorneys' and accountants' fees, disbursements and expenses, as incurred) (collectively, "Losses") incurred or suffered by such party arising out of or based upon (i) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, or any other agreement or instrument furnished by the Company to a Purchaser pursuant to this Agreement or (ii) third party claims or demands relating to the fact that a Purchaser is a party to this Agreement; provided that the Company shall not be required to indemnify a Purchaser to the extent that the Losses arise from the gross negligence or willful misconduct of such Purchaser or any of its affiliates.

(b) Fairholme, on the one hand, and FUR, on the other hand, severally and not jointly, shall indemnify and hold harmless the Company and its directors, officers, employees, agents, representatives, affiliates and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all Losses incurred or suffered by such party arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of such Purchaser contained in this Agreement; provided that the Purchasers shall not be required to indemnify the Company to the extent the Losses arise from the gross negligence or willful misconduct of the Company or any of its affiliates.

7.2 Indemnification Procedures. All claims or demands for indemnification under this Article VII shall be asserted and resolved as follows:

(a) In the event that any claim or demand for which a Party (the "Indemnifying Party") would be liable to the other Party (the "Indemnified Party") hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand (the "Claim Notice"), specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). The Indemnifying Party shall have fifteen (15) days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take such action which the Indemnified Party shall reasonably deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend (with counsel reasonably satisfactory to the Indemnified Party) by appropriate proceedings.

(b) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to the Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel, and one local counsel in each applicable jurisdiction, shall be at the expense of the Indemnifying Party).

(c) All Losses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party upon receipt of an undertaking to repay such amount if it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Section 7.2, unless such judgment, settlement or other termination includes, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder and such judgment or consent does not include a statement as to the admission of fault or culpability on behalf of any Indemnified Party.

(d) In the event the Indemnified Party has a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

(e) The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudices the Indemnifying Party.

7.3 Investigation. The respective representations, warranties, and agreements made herein by or on behalf of the Parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any other Party to this Agreement or any officer, director or employee of, or Person controlling or under common control with, such Party.

7.4 Other.

(a) Neither the Company nor any Purchaser shall have any obligation under this Article VII to indemnify any Person for lost profits or for consequential, incidental, punitive or exemplary damages.

(b) Any and all remedies set forth in this Agreement: (i) shall be in addition to any and all other remedies the Purchasers or the Company may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the Purchasers and the Company may elect. The exercise of any remedy by any Purchaser or the Company shall not be deemed an election of remedies or preclude any Purchaser or the Company, respectively, from exercising any other remedies in the future.

ARTICLE VIII

MISCELLANEOUS

8.1 Definitions. The following terms, as used in this Agreement, shall have the following meanings:

"Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the State of New York are authorized by Law or other governmental action to close.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

"Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

"Governmental Authority" shall mean any federal, state or local U.S. or foreign governmental, regulatory, legislative, executive or administrative agency, commission, body, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

"Laws" shall mean all federal, state and local U.S. or foreign laws, statutes, ordinances, rules, regulations, orders and decrees.

"Material Adverse Effect" shall mean any material adverse change, event, circumstance or development that is materially adverse to the operations, business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or any event that would reasonably be expected to prevent the consummation of the transactions consummated hereby; provided, however, that none of the following, to the extent occurring after the date hereof, shall constitute a Material Adverse Effect: (i) the consummation of the transactions contemplated by this Agreement, including the Rights Offering, (ii) changes in generally accepted accounting principles; (iii) changes that are the result of economic factors affecting the national economy, except to the extent that such changes have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other similarly situated participants in the industries or markets in which they operate; or (iv) a decline in the price of the Common Shares on the New York Stock Exchange (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute and shall be taken into account in determining whether there has been a Material Adverse Effect).

"Order" shall mean any judgment, rule, decree, writ, injunction, order or decision of any Governmental Authority that is binding on any person or its property under applicable Law.

"Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

“Standby Shares” shall mean the shares issuable to each Purchaser pursuant to Section 1.1 hereof.

8.2 Assignment; Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties and, with respect to Section 7.1 hereof, shall inure to the benefit of their respective officers, directors, employees, partners, limited partners, members, agents, representatives, affiliates and controlling Persons, and no other Person shall have any right or obligation hereunder. The Company may not assign this Agreement without the consent of the Purchasers. No Purchaser may assign its rights under this Agreement without prior written consent of the Company.

8.3 Entire Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof. Any prior agreements or understandings among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

8.4 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed received on the day delivered personally or sent by facsimile (with confirmation of receipt), on the third Business Day after posted by registered or certified mail, postage prepaid, or on the next Business Day after sent by recognized overnight courier service, as follows:

(i) if to the Company, to:

Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114
Facsimile No. 617-742-4643
Attention: Thomas Staples

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Facsimile No. (212) 940-8776
Attention: Mark I. Fisher, Esq.
Elliot Press, Esq.

(ii) if to Fairholme or FCM, to:

Fairholme Capital Management, LLC
4400 Biscayne Boulevard
9th Floor
Miami, Florida 33137
Facsimile No. (305) 358-8002
Attention: Keith Trauner

with a copy to:

Seward Kissel
One Battery Park Plaza
New York, New York 10004
Facsimile: (212) 480-8421
Attention: Robert E. Lustrin, Esq.

(iii) if to FUR, to:

FUR Investors LLC
Two Jericho Plaza
Suite 111, Wing A
Jericho, New York 11753
Facsimile No. (516) 433-2777
Attention: Michael L. Ashner

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein.

8.5 Amendments; Waivers. Except as otherwise expressly permitted herein, no amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Purchasers and the Company

8.6 Counterparts. This Agreement may be executed in any number of counterparts and any Party may execute any such counterpart, each of which when executed and delivered (which deliveries may be made by facsimile) shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

8.7 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive Laws of any other jurisdiction.

8.8 Exclusive Jurisdiction; Venue. Each of the Company and the Purchasers hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts located in the City and State of New York, Borough of Manhattan and irrevocably waives any and all objections to exclusive jurisdiction or review of venue that any such Party may have under the laws of the State of New York or of the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance.

8.9 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held illegal, invalid or unenforceable in any jurisdiction under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

WINTHROP REALTY TRUST

By:
Name:
Title:

FAIRHOLME ASSOCIATES L.P.

By:	Fairholme Capital Management, LLC
General Partner

By:
Name:
Title:

FAIRHOLME PARTNERS L.P.

By:	Fairholme Capital Management, LLC
General Partner

By:
Name:
Title:

FAIRHOLME VENTURES II LLC

By:	Fairholme Capital Management, LLC
Managing Member

By:
Name:
Title:

FAIRHOLME HOLDINGS LTD.

By:	Fairholme Capital Management, LLC
Investment Manager

By:
Name:
Title:

[Signatures continued on following page]

FUR INVESTORS LLC

By:
Name:
Title: